EX-99.(h)(17)

AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment to the Administration Agreement dated and effective as of August 19, 2016, by and between Goldman Sachs Trust II (the “Trust”), Cayman Commodity-MMRA, Ltd., Cayman Commodity-MMA, Ltd., and Cayman Commodity-MMA II, Ltd. (the “MMA II Cayman Fund”) (collectively, the “GS Parties”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Bank”).

WHEREAS, the Trust and the Bank entered into an Administration Agreement dated and effective as of April 30, 2013 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Bank and the GS Parties desire to amend the Agreement as more particularly set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.	Amendment. The Agreement shall be amended, supplemented and modified as follows:

Additional Portfolios

We hereby advise you that the Trust has established eight new series to be known as Goldman Sachs Target Date 2020 Portfolio, Goldman Sachs Target Date 2025 Portfolio, Goldman Sachs Target Date 2030 Portfolio, Goldman Sachs Target Date 2035 Portfolio, Goldman Sachs Target Date 2040 Portfolio, Goldman Sachs Target Date 2045 Portfolio, Goldman Sachs Target Date 2050 Portfolio and Goldman Sachs Target Date 2055 Portfolio (the “Portfolios”). In accordance with the terms of the Agreement, the GS Parties hereby request that the Portfolios be added to the Agreement as “Portfolios.” In connection with such request, the GS Parties hereby confirm to the Bank, as of the date hereof, their representations and warranties set forth in the Agreement as amended by the Amendment. Schedule A to the Agreement shall be revised and replaced in its entirety with Schedule A attached hereto.

3.	Miscellaneous.

(a)	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

GOLDMAN SACHS TRUST II

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-MMRA , LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Director

CAYMAN COMMODITY-MMA, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Director

CAYMAN COMMODITY-MMA II, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Director

State Street: Limited Access

ADMINISTRATION AGREEMENT

SCHEDULE A

Goldman Sachs Trust II

Goldman Sachs Multi-Manager Alternatives Fund

Goldman Sachs Multi-Manager Global Equity Fund

Goldman Sachs Multi-Manager Non-Core Fixed Income Fund

Goldman Sachs Multi-Manager Real Assets Strategy Fund

Multi-Manager International Equity Fund

Multi-Manager U.S. Dynamic Equity Fund

Multi-Manager U.S. Small Cap Equity Fund

Goldman Sachs Target Date 2020 Portfolio

Goldman Sachs Target Date 2025 Portfolio

Goldman Sachs Target Date 2030 Portfolio

Goldman Sachs Target Date 2035 Portfolio

Goldman Sachs Target Date 2040 Portfolio

Goldman Sachs Target Date 2045 Portfolio

Goldman Sachs Target Date 2050 Portfolio

Goldman Sachs Target Date 2055 Portfolio

Cayman Commodity-MMRA, Ltd.

Cayman Commodity-MMA, Ltd.

Cayman Commodity-MMA II, Ltd.

State Street: Limited Access

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